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                                                                   EXHIBIT 23.6

                     [LAZARD FRERES & CO. LLC LETTERHEAD]



                      CONSENT OF LAZARD FRERES & CO. LLC



We hereby consent to the use of our name and to the description of our opinion letters, each dated January 12, 1996, under the caption "Recommendations of the Heartland Board; Opinions of Heartland's Advisor - Opinions of Heartland's Advisor" in, and to the inclusion of such opinion letters as Appendix A to, the Proxy Statement of Heartland Wireless Communications, Inc., which Proxy Statement is part of the Registration Statement on Form S-4 of Heartland Wireless Communications, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Lazard Freres & Co. LLC




                                        By: /s/ MELVIN L. HERRERRA
                                           --------------------------
                                             Managing Director

New York, New York
January 23, 1996